Exhibit 4.145

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 115207 dated April 17, 2014

To render

local telephone services except for local telephone services using payphones and public access facilities

This License has been granted to

Moscow City Telephone Network

Open Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1027739285265

Tax Identification Number  (TIN)

7710016640

Principal place of business (residence):

25, building 1, Bolshaya Ordynka street, Moscow, 119017

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

April 17, 2019

This License is issued based on the decision of the licensing authority — Order No. 1236 dated November 01, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 115207**

Licensing Requirements

1.  Moscow City Telephone Network Open Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

MGTS OJSC

PSRN 1027739285265	TIN 7710016640

Principal place of business:

25, building 1, Bolshaya Ordynka street, Moscow, 119017

2.  The licensee shall begin communication service rendering in accordance with this license not later than April 17, 2014.

3.  The licensee shall render communication services in accordance with this License only in the Moscow region.

4.  The licensee shall provide the subscriber with the following services in accordance with this License*:

a)  access to the licensee’s communications network;

b)  subscriber line on a permanent basis;

c)  local telephone connections for:

voice data transfer;

facsimile messaging;

data transfer;

d)  access to telematic communication services and services of intra-area, inter-city and national telephone communication as well as to data communication services, except for data communication services for the purpose of voice data transfer;

e)  access to the system of information inquiry support;

f)  possibility to call to emergency response service 24-hour free-of-charge.

5.  The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6.  The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s local telephone communication network (networks) to the public communication network, connecting other communication networks to the licensee’s local telephone communication network (networks), traffic recording and transmission in the licensee’s local telephone communication network (networks), traffic recording and transmission from (to) the networks of other providers.

7.  This License is issued based on the results of considering License Renewal Application No. 66708 dated April 17, 2009 without holding bidding (auction, tender). The License Requirements on obligation execution by the licensee, which it has assumed upon participation in bidding (auction, tender) to receive corresponding license, are not established.

1

8.  Radio-frequency spectrum is not used upon communication service rendering in accordance with this License

9.  The Licensee’s telecommunication network management system shall comply with regulatory requirements to the telecommunication network management systems established by the Federal Executive Authority in the sphere of telecommunications.

10. The licensee shall implement the requirements to the networks and communication means to carry out investigative measures established by the Federal Executive Authority in the sphere of telecommunications with the concurrence of competent government authorities that carry out investigative activities as well as take actions to prevent disclosing organizational and tactical techniques to carry out mentioned measures.

11. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

*      Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with local telephone services except for local telephone services using payphones and public access facilities and focused on increase of consumption value thereof, if there is no necessity in the separate License.

**   This License is issued in accordance with renewal of License No. 66708 dated April 17, 2009.

2

Numbered, bound and sealed 3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

NOVEMBER 18, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296